Exhibit 23.5

CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to, and inclusion of, CREST® data prepared by us, which appear in such Registration Statement and to the reference to our firm under the heading “Experts” in the prospectus.

The NPD Group, Inc.

900 West Shore Road

Port Washington NY 11050

March 28, 2012

By:	/s/ Warren Solochek
Name: Warren Solochek Title Vice President, Client Development Foodservice